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Exhibit 3.14

        By-laws Amended February 14, 1997

CONSENT VOTE OF STOCKHOLDERS AND DIRECTORS

STAR CONTAINER CORPORATION

        The following, being all of the Stockholders and Directors of Star Container Corporation, a Massachusetts corporation, and in accordance with Massachusetts General Laws Chapter 156B, do hereby consent to have the following actions treated as if taken at duly called and promptly noticed meetings of the Stockholders and of the Directors of the Corporation, effective as of this date:

        VOTED:    To amend the bylaws of the Corporation as follows:

        Article IV, Section 1 to be restated as follows:

        "The officers shall consist of a Chairman, President, Vice President, Treasurer, Clerk, and no more than five directors, all to be elected by the directors, and each to hold office until a successor is elected."

        Article IV, Section 2 to be restated as follows:

        "The President and Chairman, subject to the direction by votes of the Corporation and by votes of the Directors, shall manage the affairs of the Corporation. The Chairman shall preside at all meetings of the Corporation and of the directors and of any committee. Each shall perform all of the duties as required by the directors of the Corporation."

        Article IV, Section 3 to be restated as follows:

        "The President, at the request of the Chairman, shall preside at all meetings when the Chairman is absent, and shall perform all other duties required by Law or the Corporation."

        Article IV, Section 4 to be restated as follows:

        "The Directors shall from their number choose a Chairman and a President; shall fill vacancies; may, by vote of two-thirds of their number, remove any officer or any member of a committee elected or appointed by them, shall examine and cause to be properly kept the books, accounts and other property of the Corporation; may require the Treasurer to give bond to the Corporation; and, subject to the votes of the stockholders, may, by their votes, direct the officers in the management of the affairs of the Corporation."

BY-LAWS OF

STAR CONTAINER CORP.

ARTICLE 1—Changes of Laws

        Section 1.    The by-laws may be altered, amended or repealed at an annual meeting or specially called meeting of the corporation, provided notice has been given of the proposed amendment at least seven days before such meeting, and by vote of the majority of all the stock outstanding.

ARTICLE II—Fiscal Year

        Section 1.    The fiscal year shall commence with the first day of November and end with the thirty first day of October.

ARTICLE III—Meetings

        Section 1.    The words "meeting of the corporation" mean a meeting of the members of the corporation; the word "meeting" alone, without any word of description, means a regular or special meeting of the corporation or the directors or a committee; unless otherwise specified, the word

"quorum" means more than one-half of all stock issued and outstanding, and entitled to vote at a meeting, and the word "majority" means more than one-half of the persons present and voting at a meeting.

        Section 2.    If any meeting is not held or any election is not made or any other business is not transacted on the day it should have been, or if any election is not legally made, or any other business is not legally transacted, the meeting may be held, and the election and other business may be ratified at any subsequent meeting duly called.

        Section 3.    Each year an annual meeting of the corporation shall be held at the office of said corporation on the first Monday in December at 10:00 a.m., and a special meeting of the corporation shall be held at the same place and hour.

        Other regular meetings may be provided for by the corporation for itself, or by the directors for themselves or by any committee for itself; and a special meeting to consider only the matters specified in the notice may be held at any time at any place in the Commonwealth of Massachusetts on written notice signed by the President or by a majority of the Directors, or by the Clerk, and the Clerk shall serve such notice upon written application of one or more stockholders who are entitled to vote at a meeting, and who hold at least one-tenth part in interest of the capital stock, all notice to be of the tenor, and to be served by the person signing the same as a notice by the Clerk under Article IV, Section 6; no notice of a meeting shall be required if every person having a right to vote at the meeting shall be present or shall, in person or by his attorney thereunto authorized in writing kept with the records of the meeting, waives of such notice.

        Section 5.    At any meeting—a quorum may transact business, but a less number may adjourn to a specified time and place; a majority shall decide all questions; and any question shall, when any voter so request, be decided by ballot, each voter signing his ballot.

ARTICLE IV—Officers

        Section 1.    The officers shall consist of a President, Vice President, Treasurer, Clerk, and no more than five (5) Directors, all to be elected by ballot at the first meeting, and, thereafter, the Directors, Treasurer, Clerk and Vice President to be elected by ballot at the annual meeting, and the President to be elected by the Directors. Every officer shall keep proper books and the same, and all other property used for corporation purposes shall be the property of the corporation. Every officer shall hold office until his successor is elected and qualified. Vacancies shall be filled by the Directors until the next annual meeting, and then filled by the meeting. Other officers and other committees may be appointed and removed by the President, and duties may be assigned them as the Directors shall vote and the President approve.

        Section 2.    The President, subject to the direction by votes of the corporation and by votes of the Directors, shall manage the affairs of the corporation; shall, when present, preside at all meetings of the corporation or directors, or any committee; and shall perform all other duties required by Law or the corporation.

        Section 3.    The Vice President, at the request of the President, shall preside at the meetings when the President is absent, and shall perform all other duties required by Law or the corporation.

        Section 4.    The Directors shall from their number choose a President; shall fill vacancies; may, by vote of two-thirds of their number, remove any officer or any member of a committee elected or appointed by them; shall examine and cause to be properly kept the books, accounts and other property of the corporation; may require the Treasurer to give bond to the Corporation; and, subject to the votes of the stockholders, may, by their votes, direct the officers in the management of the affairs of the corporation.

        Section 5.    The Treasurer shall see that all bills due to the Corporation are promptly paid; shall pay all bills due to the Corporation when approved by the Directors; shall keep and have charge of the corporate seal, and affix an impression thereof on any document he deems necessary and proper; shall, when required, certify that the execution of any document is the free act and deed of the corporation; shall keep and have charge of the accounts of the Corporation, the vouchers therefor, and the moneys, books and valuable papers of the Corporation; shall deposit all funds of the Corporation to its credit in its corporate name with such Banking Corporations as the Directors shall approve to be drawn only on checks signed by the Corporation by the President and/or the Treasurer; shall issue notes of the Corporation only in the transaction of its business, and when signed by the president; shall, at the annual meeting, present a detailed report by items of the receipts and expenditures of the Corporation during the preceding year; shall, at the annual meeting, present a general report of the receipts and expenditures during the fiscal year.

        Section 6.    The Clerk shall be sworn to the faithful performance of his duties; shall keep a detailed record of all proceedings at the last meetings; shall, at least seven days before the annual or any special meeting, cause to be delivered to each stockholder, or to be mailed post-paid to him or left at his residence or usual place of business as it appears on the books of the corporation, a written or printed notice stating, in so far as he has information thereof, the place, hour and purpose of the meeting; and shall perform all other duties required by Law, the corporation, or the directors.

ARTICLE V—Seal

        Section 1.    The Corporation shall have a common seal as shown herewith.

ARTICLE VI—Stockholders' Meetings

        Section 1.    At a meeting of the corporation no stock owned by the Corporation shall be voted on; a "quorum" shall consist of owners of more than one-half of all stock issued and outstanding, each owner being entitled to one vote for each share owned by him, and to vote in person or by representative on proxy given to the Clerk signed by the owner and bearing date not more than six months before the meeting; and a "majority" shall consist of owners of more than one-half of the stock represented and voted on, and no such proxy shall be valid after the final adjournment of such meeting.

ARTICLE VII—Stock

        Section 1.    All certificates of stock shall be signed by the President and Treasurer, bear the seal of the Corporation, be recorded in its books, and be issued by the Treasurer. A new certificate or certificates shall be issued in place of another certificate or other certificates on the surrender thereof to the Treasurer with a transfer in writing specifying to whom the shares represented by such other certificate or certificates are to be transferred.

        Section 2.    In case of loss or destruction of a certificate, a duplicate certificate may be issued upon delivery to the Treasurer of an affidavit of the loss or destruction, and security against the loss consequent upon the issue of the duplicate, the affidavit and security to be satisfactory to the Treasurer.

        Section 3.    No transfer of stock, until recorded on the books of the Corporation and new certificate issued, as specified in the transfer, shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record of the stock as the holder in fact, until it has been recorded upon the books of the Corporation or until a new certificate has been issued to the person to whom it has been so transferred.

        Section 4.    The transfer books of the Corporation shall be closed for a period of three days next prior to the annual meeting of the Corporation, and for such other reasonable periods as shall be made during any such period.

        The By-Laws having been adopted, the following officers were elected by ballot:

VICE PRESIDENT	Oswaldo Ferzoco
TREASURER	Teodorico Vittorioso
CLERK	Rivelo Campagna
DIRECTORS	Sandro Clementi
Oswaldo Ferzoco
Teodorico Vittorioso
Rivelo Campagna
Rolando Campagna

        The Clerk was then sworn as set forth in the following certificate, and the signature to the certificate is that of the person administering the oath.

COMMONWEALTH OF MASSACHUSETTS
WORCESTER, SS.	April 1, 1961

        Personally appeared the above-named as elected Clerk of the above-named Corporation, and made oath that he would faithfully perform the duties of such Clerk, before me,

Notary Public

        VOTED:
         That the officers prepare the certificate of organization of the Corporation required by Law, cause it to be certified by the Commissioner of Corporations, and filed in the office of the Secretary of the Commonwealth.

        VOTED:
         To adjourn.

        THEREAFTER, the Directors being all present, and acting as a Directors' meeting, elected by ballot

        SANDRO CLEMENTI

        one of the Directors, PRESIDENT.

        A TRUE RECORD, ATTEST:

/s/ RIVELO CAMPAGNA Clerk

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  Exhibit 3.14
CONSENT VOTE OF STOCKHOLDERS AND DIRECTORS STAR CONTAINER CORPORATION
BY-LAWS OF STAR CONTAINER CORP. ARTICLE 1—Changes of Laws
ARTICLE II—Fiscal Year
ARTICLE III—Meetings
ARTICLE IV—Officers
ARTICLE V—Seal
ARTICLE VI—Stockholders' Meetings
ARTICLE VII—Stock